Exhibit 99.1

Streamline Health® Reports Fiscal Third Quarter 2023 Financial Results

●	22% growth of SaaS revenue in the third quarter of fiscal 2023 compared to the third quarter of fiscal 2022
●	$400 thousand of Adjusted EBITDA generated in the third quarter of fiscal 2023 compared to ($1.2) million during the third quarter of fiscal 2022
●	$13.0 million of Booked SaaS ACV as of October 31, 2023; $14.5 million of Booked SaaS ACV as of December 13, 2023; $3.2 million unimplemented as of December 13, 2023
●	Updated breakeven SaaS Annual Recurring Revenue (ARR) run rate to $15.5 million
●	Also announced 2,300 bed health system opted to leverage RevID’s automated charge reconciliation

Atlanta, GA, December 13, 2023 (Globe Newswire) – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the third quarter of 2023 which ended October 31, 2023.

The Company also announced that it has signed a new contract for the use of RevID with a 2,300-bed health system based in Maryland. Streamline is leading an industry movement to improve hospital financial performance through pre-bill technology solutions. RevID’s automated charge reconciliation ensures that providers can accurately capture, bill and ultimately be paid for all the care they provide.

Fiscal Third Quarter and Nine Months Ended October 31, 2023 GAAP Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Total revenue for the third quarter of fiscal 2023 was $6.1 million as compared to $6.2 million during the third quarter of fiscal 2022. For the nine months ended October 31, 2023, revenue totaled $17.2 million as compared to $18.1 million during the same period of fiscal 2022. The change in total revenue was attributable to lower professional services revenue offset by higher SaaS revenue. As previously reported, the Company had a large professional services contract which did not renew at the end of its 2022 fiscal year. These professional services contracts are not expected to be part of the Company’s core business going forward.

During the third quarter and first nine months of fiscal 2023, SaaS revenue grew $0.7 million and $1.5 million respectively, as compared to the prior year periods.

Net loss for the third quarter of fiscal 2023 was ($11.9 million) compared to a net loss of ($3.1 million) during the third quarter of fiscal 2022. For the first nine months of fiscal 2023, net loss totaled ($17.3 million) compared to a net loss of ($9.2 million) during the first nine months of fiscal 2022. The change in net loss was primarily attributable to non-cash impairment charges of $10.8 million offset by lower headcount associated with the non-renewal of a large professional services contract, cost savings achieved through the previously announced integration of the Avelead and eValuator divisions and non-cash valuation adjustments. In addition, the Company recorded $0.7 million of expenses during the third quarter of fiscal 2023 associated with its previously announced strategic restructuring.

Fiscal Third Quarter and Nine Months Ended October 31, 2023 Non-GAAP Financial Results

Adjusted EBITDA for the third quarter of fiscal 2023 was $0.4 million compared to ($1.2 million) during the third quarter of fiscal 2022. For the nine months ended October 31, 2023, adjusted EBITDA was ($1.8 million) compared to ($3.5 million) during the nine months ended October 31, 2022. The significant improvement of Adjusted EBITDA is the result of the Company’s focus on the growth of its SaaS revenue solutions, RevID and eValuator, as well as significant cost savings achieved through the previously announced integration of the Avelead and eValuator divisions.

As of October 31, 2023, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $13.0 million compared to $17.2 million as of January 31, 2023. The change in booked SaaS ACV is the result of previously announced client non-renewals offset by new bookings. $2.7 million of the Booked SaaS ACV was unimplemented as of October 31, 2023. Subsequent to the end of the third quarter of fiscal 2023, the Company successfully closed new bookings and completed additional implementations. As of December 13, 2023, Booked SaaS ACV totaled $14.5 million and $11.3 million of the booked SaaS ACV was implemented.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

The Company stated that due to its previously announced strategic restructuring it believes its adjusted EBITDA breakeven run rate is $15.5 million of SaaS ARR as compared to $17.0 million of SaaS ARR prior to the restructuring and that it expects to achieve this run rate during the second half of fiscal 2024. Due to the continued unpredictability of timing related to the closing of deals, the Company has not provided more specific guidance related to the timing of bookings.

Management Commentary

“Our restructuring has resulted in a leaner and more efficient organization. Streamline associates have worked hard to ensure our ability to retain existing clients, implement our backlog and accelerate sales growth,” stated Ben Stilwill, President and Chief Executive Officer, Streamline. “We are focused on compressing our sales cycle and finding the right solution to our current cash needs to further our mission of helping our nation’s health systems get paid for all of the care they provide.”

Conference Call

The Company will conduct a conference call on Thursday, December 14, 2023, at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, December 14, 2023, at 12:00 PM ET to Thursday, December 21, 2023, at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13743036. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “loss from continuing operations” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, anticipated cost savings from the recently announced strategic restructuring, expected improved implementation timelines and lower expenses for our clients, industry trends and market growth, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, achievement of a breakeven SaaS ARR run rate, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to generate cash from operations, the availability of additional debt and equity financing to fund the Company’s ongoing operations, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenues:
Software as a service	$3,924,000	$3,209,000	$10,630,000	$9,157,000
Maintenance and support	1,070,000	1,120,000	3,327,000	3,348,000
Professional fees and licenses	1,139,000	1,888,000	3,278,000	5,639,000
Total revenues	6,133,000	6,217,000	17,235,000	18,144,000
Operating expenses:
Cost of software as a service	1,677,000	1,742,000	5,159,000	4,771,000
Cost of maintenance and support	129,000	84,000	250,000	220,000
Cost of professional fees and licenses	1,072,000	1,744,000	3,202,000	4,992,000
Selling, general and administrative expense	4,122,000	4,055,000	12,079,000	12,629,000
Research and development	1,304,000	1,754,000	4,310,000	4,527,000
Impairment of goodwill	9,813,000	—	9,813,000	—
Impairment of long-lived assets	963,000	—	963,000	—
Total operating expenses	19,080,000	9,379,000	35,776,000	27,139,000
Operating loss	(12,947,000)	(3,162,000)	(18,541,000)	(8,995,000)
Other (expense) income:
Interest expense	(266,000)	(198,000)	(781,000)	(519,000)
Acquisition earnout valuation adjustments	1,182,000	163,000	1,905,000	188,000
Other	—	68,000	31,000	151,000
Loss before income taxes	(12,031,000)	(3,129,000)	(17,386,000)	(9,175,000)
Income tax benefit (expense)	120,000	(9,000)	59,000	(22,000)
Net loss	$(11,911,000)	$(3,138,000)	$(17,327,000)	$(9,197,000)
Basic and Diluted Earnings Per Share:
Net loss per common share – basic and diluted	$(0.21)	$(0.07)	$(0.31)	$(0.19)
Weighted average number of common shares – basic and diluted	56,710,335	47,730,009	56,346,300	47,329,923

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	October 31, 2023	January 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,557,000	$6,598,000
Accounts receivable, net of allowance for credit losses of $94,000 and $132,000, respectively	3,653,000	7,719,000
Contract receivables	763,000	960,000
Prepaid and other current assets	742,000	710,000
Total current assets	7,715,000	15,987,000
Non-current assets:
Property and equipment, net of accumulated amortization of $278,000 and $246,000 respectively	94,000	79,000
Right-of use asset for operating lease	—	32,000
Capitalized software development costs, net of accumulated amortization of $7,560,000 and $6,224,000, respectively	6,248,000	5,846,000
Intangible assets, net of accumulated amortization of $3,978,000 and $2,627,000, respectively	12,479,000	14,793,000
Goodwill	13,276,000	23,089,000
Other	1,293,000	1,695,000
Total non-current assets	33,390,000	45,534,000
Total assets	$41,105,000	$61,521,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$736,000	$626,000
Accrued expenses	2,883,000	3,265,000
Current portion of term loan	1,250,000	750,000
Deferred revenues	5,983,000	8,361,000
Current portion of operating lease obligation	—	35,000
Acquisition earnout liability	1,833,000	3,738,000
Total current liabilities	12,685,000	16,775,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	8,042,000	8,964,000
Line of credit	500,000	—
Deferred revenues, less current portion	127,000	167,000
Other non-current liabilities	—	104,000
Total non-current liabilities	8,669,000	9,235,000
Total liabilities	21,354,000	26,010,000
Commitments and contingencies – Note 8
Stockholders’ equity:
Common stock, $0.01 par value per share, 85,000,000 shares authorized; 58,793,990 and 57,567,210 shares issued and outstanding, respectively	588,000	576,000
Additional paid in capital	133,492,000	131,973,000
Accumulated deficit	(114,329,000)	(97,038,000)
Total stockholders’ equity	19,751,000	35,511,000
Total liabilities and stockholders’ equity	$41,105,000	$61,521,000

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Nine months Ended October 31,
	2023	2022
Net loss	$(17,327,000)	$(9,197,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,264,000	3,272,000
Acquisition earnout valuation adjustments	(1,905,000)	(188,000)
Benefit for deferred income taxes	(104,000)	—
Share-based compensation expense	1,626,000	1,212,000
Impairment of goodwill	9,813,000	—
Impairment of long-lived assets	963,000	—
Provision for credit losses	—	21,000
Changes in assets and liabilities:
Accounts and contract receivables	4,299,000	492,000
Other assets	(65,000)	(868,000)
Accounts payable	109,000	(373,000)
Accrued expenses and other liabilities	(417,000)	1,159,000
Deferred revenue	(2,417,000)	(251,000)
Net cash used in operating activities	(2,161,000)	(4,721,000)
Cash flows from investing activities:
Purchases of property and equipment	(47,000)	(10,000)
Capitalization of software development costs	(1,562,000)	(1,435,000)
Net cash used in investing activities	(1,609,000)	(1,445,000)
Cash flows from financing activities:
Repayment of bank term loan	(500,000)	(125,000)
Proceeds from line of credit	500,000	—
Proceeds from issuance of common stock	—	8,316,000
Payments for costs directly attributable to the issuance of common stock	—	(52,000)
Payments related to settlement of employee share-based awards	(271,000)	(165,000)
Other	—	6,000
Net cash (used in) provided by financing activities	(271,000)	7,980,000
Net (decrease) in cash and cash equivalents	(4,041,000)	1,814,000
Cash and cash equivalents at beginning of period	6,598,000	9,885,000
Cash and cash equivalents at end of period	$2,557,000	$11,699,000

STREAMLINE HEALTH SOLUTIONS, INC.

NEW BOOKINGS

(Unaudited, rounded to the nearest thousand dollars)

	October 31, 2023
	Three Months Ended	Nine Months Ended
Software as a service	1,937,000	4,778,000
Maintenance and Support	-	-
Professional fees and licenses	448,000	812,000
Q3 2023 Bookings	$2,385,000	$5,590,000
Q3 2022 Bookings	$1,871,000	$15,886,000

STREAMLINE HEALTH SOLUTIONS, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	October 31, 2023	October 31, 2022	October 31, 2023	October 31, 2022
Adjusted EBITDA Reconciliation
Net Loss	$(11,911)	$(3,138)	$(17,237)	$(9,197)
Interest expense	266	198	781	519
Income tax (benefit) expense	(120)	9	(59)	22
Depreciation and amortization	1,105	1,053	3,186	3,212
EBITDA	$(10,660)	$(1,878)	$(13,419)	$(5,444)
Share-based compensation expense	517	555	1,626	1,212
Impairment of goodwill	9,813	—	9,813	—
Impairment of long-lived assets	963	—	963	—
Non-cash valuation adjustments	(1,182)	(163)	(1,905)	(188)
Acquisition-related costs, severance, and transaction-related bonuses	213	387	389	1,010
Restructuring Charges	749	—	749	—
Other non-recurring charges	—	(73)	(33)	(140)
Adjusted EBITDA	$413	$(1,172)	$(1,817)	$(3,550)